Exhibit 99.1

FOCUS LOGO


            FOCUS Enhancements Closes $2.2 Million Private Placement

CAMPBELL, CA., July 7, 2003 - FOCUS Enhancements Inc. (NASDAQ SC: FCSE), a global leader in video conversion technology, today announced today it has closed $2.2 million equity private placement from two institutional investors. vFinance Investments, Inc. and TN Capital Equities, Ltd. acted as placement agents for this offering.

FOCUS Enhancements issued 2.2 million shares of common stock at $1.00 per share to the investors, along with warrants for an additional 467,500 shares of common stock to the investors and the placement agents at an exercise price of $1.44 per share. FOCUS Enhancements plans to use the $2.0 million in net proceeds to fund working capital and for general corporate purposes.

The securities sold in the private placement were not registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. FOCUS Enhancements has agreed to file a registration statement covering public resales of the shares issued and the shares issuable in the future upon the exercise of the warrants.

About FOCUS Enhancements, Inc.

FOCUS Enhancements, Inc. (NASDAQ SC: FCSE) is a leading designer of world-class solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, FOCUS designs, develops, and markets video solutions in two distinct markets: advanced, proprietary video scan conversion ICs (Integrated Circuits) and affordable, high quality, digital-video conversion and video production equipment. Semiconductor products include designs for PCs, Game Cards, Internet TV, set-top boxes, Internet appliances, and interactive TV applications, and they are sold globally through distributors to Original Equipment Manufacturers
(OEMs). FOCUS' complete line of video presentation and video production devices are sold globally through resellers to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and Home Theater markets. More information on FOCUS Enhancements may be obtained from the company's SEC filings, or by visiting the FOCUS Enhancements home page at http://www.FOCUSinfo.com.

Statements about future results made in the above referenced press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Such projections are based upon many factors and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of FOCUS. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-KSB for the year ended December 31, 2002 and other filings with the SEC by FOCUS.

Investors Contact Lippert/Heilshorn & Associates, Inc. Lillian Armstrong, Kirsten Chapman and Brendan Lahiff at (415) 433-3777, brendan@lhai-sf.com

                                                                    Exhibit 99.1

FOCUS LOGO



             FOCUS Enhancements Raises Fiscal 2003 Revenue Guidance

CAMPBELL, CA., July 7, 2003 - FOCUS Enhancements Inc. (NASDAQ SC: FCSE), a global leader in video conversion technology, today announced it is raising its fiscal 2003 revenue projections to a range of $28-$30 million. The increase is expected to be driven by new chip orders from Microsoft, Sony and other unannounced customers, combined with additional sales to customers such as JVC and new product introductions such as FireStore FS-3 and CenterStage CS-HD. FOCUS had previously communicated annual revenue guidance of $22-$24 million.

Brett Moyer, president and CEO of FOCUS Enhancements, stated, "To date in 2003, FOCUS Enhancements has achieved a number of major milestones, as we have announced new customers and introduced innovative new products in both the Systems and Semiconductor Businesses. These efforts, combined with executing months of expense reductions and strict cash management, position us well for growth in the second half of the year. We now expect to generate greater revenue than previously announced for fiscal 2003, with the Semiconductor Business contributing approximately 45% of our revenue for 2003. Overall, we are projecting significant revenue growth over fiscal 2002 revenue of $17 million."

FOCUS plans to announce second quarter fiscal 2003 results in early August.

In a separate development, FOCUS Enhancements also announced that it had closed a $2.2 million equity private placement.

About FOCUS Enhancements, Inc.

FOCUS Enhancements, Inc. (NASDAQ SC: FCSE) is a leading designer of world-class solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, FOCUS designs, develops, and markets video solutions in two distinct markets: advanced, proprietary video scan conversion ICs (Integrated Circuits) and affordable, high quality, digital-video conversion and video production equipment. Semiconductor products include designs for PCs, Game Cards, Internet TV, set-top boxes, Internet appliances, and interactive TV applications, and they are sold globally through distributors to Original Equipment Manufacturers
(OEMs). FOCUS' complete line of video presentation and video production devices are sold globally through resellers to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and Home Theater markets. More information on FOCUS Enhancements may be obtained from the company's SEC filings, or by visiting the FOCUS Enhancements home page at http://www.FOCUSinfo.com.

Statements about future results, such as revenue projections, made in the above referenced press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Such projections are based upon many factors and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of FOCUS. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-KSB for the year ended December 31, 2002 and other filings with the SEC by FOCUS.

Investors Contact: Lippert/Heilshorn & Associates, Inc. Lillian Armstrong, Kirsten Chapman and Brendan Lahiff at (415) 433-3777, brendan@lhai-sf.com